Exhibit 10.40

ASSURED GUARANTY LTD.

DESCRIPTION OF 2020 EXECUTIVE OFFICER CASH COMPENSATION

Set forth below are the 2020 annual salaries of the Executive Officers to be named in the compensation tables in Assured Guaranty’s 2020 proxy statement, which will be filed with the SEC not later than 120 days after the close of the fiscal year pursuant to regulation 14A, and who serve as Executive Officers as of the date of this filing.

Executive Officer	Salary
Dominic J. Frederico President and Chief Executive Officer	$1,250,000
Robert A. Bailenson Chief Financial Officer	$800,000
Ling Chow General Counsel and Secretary	$550,000
Russell B. Brewer II Chief Surveillance Officer	$525,000
Bruce E. Stern* Executive Officer	$500,000

The named executive officers will also be eligible for the following:

•	To be considered to receive equity and non-equity incentive compensation for 2020 performance.

•	To receive other annual compensation and benefits, including employer contributions to retirement plans.

* Mr. Stern resigned as Executive Officer and as an executive officer of the Company, effective December 31, 2019. Effective January 1, 2020, Mr. Stern became the Senior Advisor to the Chief Executive Officer of Assured Guaranty US Holdings Inc.